UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2013

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	333-153486-99	26-3853402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3rd and Market Streets, Halifax, PA	17032
(Address of principal executive offices)	(Zip Code)

(717) 896-3433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 8.01	Other Events

On October 17, 2013, at a special meeting of shareholders held at 9:00 a.m. at 200 North Front Street, Marysville, Pennsylvania 17053, the shareholders of Riverview Financial Corporation (“Riverview”) approved and adopted the Amended and Restated Agreement and Plan of Consolidation, dated April 24, 2013, between Riverview and Union Bancorp, Inc. (“Union”), which provides, among other things for the consolidation of both companies to form a new Pennsylvania corporation (“Newco”), under the name of Riverview Financial Corporation.

As of the record date, there were 1,716,316 outstanding shares of common stock. A total of 1,222,052 shares of common stock were voted at the special meeting either in person or by proxy.

The following is a summary of the voting results for the matters presented to the shareholders:

	For	Against	Abstain/ Broker Non-Vote
Adoption of the Amended and Restated Agreement and Plan of Consolidation, dated April 24, 2013, by and between Riverview and Union.	964,746	254,321	2,985

Approval of a proposal to authorize the board of directors to adjourn the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to approve the proposal.	958,552	237,002	32,318

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: October 21, 2013	/s/ Robert M. Garst
Robert M. Garst
Chief Executive Officer